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                           SECURITIES PURCHASE AGREEMENT

                                       among

                           ALLIANCE PHARMACEUTICAL CORP.,

                            HARRIS & HARRIS GROUP, INC.

                                   JAN A. DEKKER

                                        and

                                 STEPHEN M. McGRATH


                              Dated as of May 20, 1999







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TABLE OF CONTENTS

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ARTICLE I PURCHASE AND SALE OF THE SECURITIES. . . . . . . . . . . . . . . . . 1
     1.1 Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2 The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ARTICLE II REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . 2
     2.1 Representations, Warranties and Agreements of the Company . . . . . . 2
     2.2 Representations and Warranties of the Purchasers. . . . . . . . . . . 6
ARTICLE III  CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.1 Conditions Precedent to Sale of the Securities. . . . . . . . . . . . 8
ARTICLE IV OTHER AGREEMENTS OF THE PARTIES . . . . . . . . . . . . . . . . . .10
     4.1 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .10
ARTICLE V REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . .10
     5.1 Restrictive Legend. . . . . . . . . . . . . . . . . . . . . . . . . .10
     5.2 Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . .10
     5.3 Requested Registration. . . . . . . . . . . . . . . . . . . . . . . .11
     5.4 Piggyback Registrations . . . . . . . . . . . . . . . . . . . . . . .12
     5.5 Holdback Agreements . . . . . . . . . . . . . . . . . . . . . . . . .13
     5.6 Registration Procedures . . . . . . . . . . . . . . . . . . . . . . .14
     5.7 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     5.8 Information by Holders. . . . . . . . . . . . . . . . . . . . . . . .17
     5.9 Rule 144 Reporting. . . . . . . . . . . . . . . . . . . . . . . . . .17
ARTICLE VI SUBORDINATION; SENIORITY. . . . . . . . . . . . . . . . . . . . . .18
     6.1 Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .18
     6.2 Securities Subordinated to Senior Indebtedness. . . . . . . . . . . .18
     6.3 Company Not to Make Payments with Respect to Notes in Certain
           Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     6.4 Subrogation of Notes. . . . . . . . . . . . . . . . . . . . . . . . .20
     6.5 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     6.6 No Impairment of Subordination. . . . . . . . . . . . . . . . . . . .21
     6.7 Article VI Not To Prevent Events of Default . . . . . . . . . . . . .21
ARTICLE VII CONVERSION OF THE CONVERTIBLE NOTES. . . . . . . . . . . . . . . .21
     7.1 Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . .21
     7.2 Right of Conversion; Conversion Price . . . . . . . . . . . . . . . .21
     7.3 Issuance of Shares on Conversion. . . . . . . . . . . . . . . . . . .22
     7.4 Adjustment of Conversion Price. . . . . . . . . . . . . . . . . . . .22
     7.5 Notice of Adjustment. . . . . . . . . . . . . . . . . . . . . . . . .24
     7.6 Notice of Adjustment for Dividends. . . . . . . . . . . . . . . . . .24
     7.7 Preservation of Conversion Rights in Certain Transactions . . . . . .24
     7.8 Form of Notes After Adjustment. . . . . . . . . . . . . . . . . . . .24
ARTICLE VIII REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     8.1 Current Market Price. . . . . . . . . . . . . . . . . . . . . . . . .24
     8.2 Redemption of Notes . . . . . . . . . . . . . . . . . . . . . . . . .25
     8.3 Notice of Redemption of Notes . . . . . . . . . . . . . . . . . . . .25

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     8.4 Effect of Redemption. . . . . . . . . . . . . . . . . . . . . . . . .25
ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     9.1 Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .26
     9.2 Entire Agreement; Amendments. . . . . . . . . . . . . . . . . . . . .26
     9.3 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     9.4 Amendments; Waivers . . . . . . . . . . . . . . . . . . . . . . . . .26
     9.5 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     9.6 Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . .27
     9.7 No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . .27
     9.8 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     9.9 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     9.10 Execution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     9.11 Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     9.12 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     9.13 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     9.14 Independent Nature of Purchasers' Obligations and Rights . . . . . .28

SCHEDULES AND EXHIBITS

Schedule 1          -    Purchasers of Securities
Schedule 2.1(c)     -    Capitalization; Rights to Acquire Capital Stock
Schedule 2.1(e)     -    Consents and Approvals
Schedule 2.1(f)     -    Litigation; Proceedings
Schedule 2.1(g)     -    Default or Violation
Schedule 2.1(o)     -    Registration Rights, Rights of Participation
Schedule 2.1(p)     -    Title

Exhibit A           -    Form of Note
Exhibit B           -    Form of Warrant
Exhibit C           -    Form of Legal Opinion

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                                      ii
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                            SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 20, 1999, between Alliance Pharmaceutical Corp., a New York corporation (the "COMPANY"),
Harris & Harris Group, Inc. a New York corporation ("HARRIS"), Jan A Dekker
("Dekker") and Stephen M. McGrath ("McGrath"). Harris, Dekker and McGrath are each referred to herein as a "PURCHASER" and are collectively referred to herein as the "PURCHASERS."

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, $1,800,000 aggregate principal amount of 6%
Convertible Subordinated Notes, due 2002 of the Company (the "NOTES") and warrants (the "WARRANTS") to purchase up to 300,000 shares of common stock, $.001 par value per share (the "COMMON STOCK").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                     ARTICLE I

                        PURCHASE AND SALE OF THE SECURITIES

     1.1  PURCHASE AND SALE.

          (a) Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company the Notes and the Warrants.

          (b) The Notes shall be substantially in the form annexed hereto as EXHIBIT A and the Warrants shall be substantially in the form annexed hereto as EXHIBIT B.

     1.2  THE CLOSING.

          (a)  THE CLOSING.

               (i) The closing of the purchase and sale of the Notes and Warrants (the "CLOSING") shall take place at the offices of Stroock &
     Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, immediately following the execution hereof or such later date or different location as the parties shall agree in writing, but not prior to the date that the conditions set forth in Section 3.1 have been satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "CLOSING DATE." At the Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, the Notes for an aggregate purchase price of $1,800,000 and the Warrants for an aggregate purchase price of $3,000 (such aggregate amount of $1,803,000 being hereinafter called the "PURCHASE
     PRICE").


               (ii) At the Closing (a) the Company shall deliver to each Purchaser (1) Notes (in definitive form) in the respective denominations specified on SCHEDULE 1 attached hereto, each registered in the name of such Purchaser, (2) a warrant certificate representing the Warrants purchased by such Purchaser as set forth next to such Purchaser's name on
     SCHEDULE 1 attached hereto, registered in the name of such Purchaser, (3) and all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement, and (b) each Purchaser shall deliver to the Company the portion of the Purchase Price set forth next to its name on SCHEDULE 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Closing Date, and all documents, instruments and writings required to have been delivered at or prior to the Closing by such Purchaser pursuant to this Agreement.

                                     ARTICLE II

                           REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants as of the date hereof to the Purchasers as follows:

          (a) ORGANIZATION AND STANDING. The Company and each of its subsidiaries is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement, the Notes and the Warrants (collectively, the "TRANSACTION DOCUMENTS"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its subsidiaries, taken as a whole or (z) adversely impair in any material respect the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "MATERIAL ADVERSE EFFECT").

          (b) CORPORATE POWER; AUTHORIZATION. The Company has full legal right, power and authority to enter into the Transaction Documents and to perform the transactions to be performed by it, or contemplated hereby or thereby. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company (assuming due authorization, execution and delivery by each of the other parties hereto) and they are valid and binding agreements on the part of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The making, execution and performance of the Transaction Documents by the Company and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any

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bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound, (ii) the Certificate of Incorporation or bylaws of the Company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, except in the case of (i) and (iii) for any conflict, breach, violation or default which is not reasonably likely to have a Material Adverse Effect.

          (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company as of March 31, 1999, is set forth in SCHEDULE 2.1(c). Except as disclosed in SCHEDULE 2.1(c), no shares of the capital stock of the Company are entitled to preemptive or similar rights. Except as disclosed in
SCHEDULE 2.1(c), there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Securities (as defined below), securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as specifically disclosed in the SEC Documents (as defined below) or SCHEDULE 2.1(c), and, as publicly disclosed, to the best knowledge of the Company, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (d) ISSUANCE OF SECURITIES. The Notes and the Warrants have been duly authorized, and when duly executed and delivered by the Company in accordance with the terms hereof, shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has and, at Closing Date will have and at all times while the Notes and the Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock as may be necessary to effect conversion of the Notes and exercise of the Warrants. The shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants are referred to herein as the "UNDERLYING SHARES." When issued in accordance with this Agreement, or the Warrants, as the case may be, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens. The Notes, the Warrants and the Underlying Shares are collectively referred to herein as the "SECURITIES."

          (e)  CONSENTS AND APPROVALS.  Except as specifically set forth in
SCHEDULE 2.1(e), neither the Company nor any of its subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except for any filings, notices or registrations under applicable federal and state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 2.1(e), the "REQUIRED APPROVALS").

          (f)  LITIGATION; PROCEEDINGS.  Except as specifically set forth in
SCHEDULE 2.1(f), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (g) NO DEFAULT OR VIOLATION. Except as set forth in SCHEDULE 2.1(g), neither the Company nor any of its subsidiaries (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, which violation could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (h) SCHEDULES. The Schedules to this Agreement (and the information referred to thereon) furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (i) PRIVATE OFFERING. The Company and all Persons acting on its behalf have not made, and will not make, offers or sales of the Notes, the Warrants and any securities that might be integrated with offers and sales of the Notes and the Warrants, except to Accredited Investors (as defined in Regulation D ("REGULATION D") under the Securities Act of 1933, as amended (the "SECURITIES ACT")) without any general solicitation or advertising and otherwise in compliance with the conditions of Regulation D. The offer and sale by the Company to the Purchasers of the Notes and the Warrants is exempt from the registration requirements of the Securities Act.

          (j) SEC DOCUMENTS; FINANCIAL STATEMENTS; NO ADVERSE CHANGE. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS") on a timely-basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required; neither the Company nor any of its subsidiaries is in breach of any agreement where such breach could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the period ended March 31, 1999, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Purchasers by the Company. The Company last filed audited financial statements with the Commission in its amended Annual Report on Form 10-K/A for its fiscal year ended June 30, 1998, and has not received any comments from the Commission in respect thereof.

          (k) INVESTMENT COMPANY. The Company is not, and is not controlled by or under common control with an affiliate (an "AFFILIATE") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (l) FORM S-3 ELIGIBILITY. The Company is, and the Closing Date will be, eligible to register securities (including the Underlying Shares and Warrant Shares) for resale with the Commission under Form S-3 promulgated under the Securities Act.

          (m) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. The Company has not in the three years preceding the date hereof received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. After giving effect to the transactions contemplated in this Agreement, the Company believes that it is in compliance with all such maintenance requirements.

          (n) PATENTS AND TRADEMARKS. To the best knowledge of the Company, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect.

          (o) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as described on SCHEDULE 2.1(o) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) except as set forth on SCHEDULE 2.1(c) hereto, no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

          (p) TITLE. Except as disclosed on SCHEDULE 2.1(p), the Company and its subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (q) REGULATORY PERMITS. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (r) SERIES E-1 PREFERRED STOCK. As of the Closing Date, none of the Company's Series E-1 Convertible Preferred stock, par value $.01 per share is outstanding.

     2.2  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

     (a) Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

               (i) INVESTMENT INTENT. Such Purchaser is acquiring the Notes and Warrants and will acquire the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration subject to the provisions of this Agreement.

               (ii) PURCHASER STATUS. At the time such Purchaser was offered the Notes and Warrants, and the Closing Date, (i) it was and will be, an "accredited investor" (as defined in Regulation D), and (ii) such Purchaser either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and had and will have so evaluated the merits and risks of such investment. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities.

               (iii) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

               (iv) RELIANCE. Each Purchaser understands and acknowledges that (i) the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

               (v) ACCESS TO INFORMATION. Each Purchaser acknowledges and hereby represents that it has been furnished by the Company during the course of this transaction with all information regarding the Company that it requested; that all documents that could be reasonably provided have been made available for its inspection and review; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering, and any additional information it has requested.

               (vi) OTHER INFORMATION. Each Purchaser represents that, except as set forth in this Agreement, no representations or warranties have been made to the Purchasers by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Purchasers are not relying on any information, other than that contained in the this Agreement and the results of independent investigation by the Purchasers.

               (vii) AUTHORIZATION; ENFORCEMENT. Each Purchaser represents that it was not specifically formed for the purpose of acquiring the Securities. Each Purchaser represents that the execution of this Agreement has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and when delivered in accordance with the terms hereof will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

     (b) Additionally, Dekker, hereby represents and warrants to the Company as follows:

               (i) NON-U.S. PERSON. He is not a U.S. Person, as defined in Rule 902 of the Securities Exchange Act, or acting on behalf of a U.S. Person.

               (ii) FOREIGN OFFERING. He is currently outside of the United States.

     The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                    ARTICLE III

                                     CONDITIONS

     3.1  CONDITIONS PRECEDENT TO SALE OF THE SECURITIES.

          (a) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SECURITIES. The obligation of the Company to sell the Notes and Warrants hereunder is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

               (i) ACCURACY OF THE PURCHASERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date;

               (ii) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing; and

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (b) CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE NOTES AND WARRANTS. The obligation of each Purchaser hereunder to acquire and pay for the Notes and Warrants is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

               (i) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

               (ii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

               (iii) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Notes or the Warrants;

               (iv) LEGAL OPINION. The Company shall have delivered to the Purchasers the opinion of Stroock & Stroock & Lavan LLP outside counsel to the Company, in substantially the form annexed hereto as EXHIBIT C;

               (v) REQUIRED APPROVALS. All Required Approvals shall have been obtained;

               (vi) SHARES OF COMMON STOCK. On or prior to the Closing Date, the Company shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of the Notes and upon exercise of the Warrants;

               (vii) DELIVERY OF NOTES AND WARRANT CERTIFICATES. The Company shall have delivered to each Purchaser or such Purchaser's designee, (i) the Notes, registered in the name of such Purchaser, and (ii) warrant certificate(s) representing the Warrants, registered in the name of such Purchaser;

               (viii) CHANGE OF CONTROL. No Change of Control shall have occurred between the date hereof and the Closing Date. "CHANGE OF CONTROL" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii); and

                                     ARTICLE IV

                          OTHER AGREEMENTS OF THE PARTIES

     4.1 USE OF PROCEEDS. The Company shall use all the proceeds received from the sale of the Note and Warrants pursuant to this Agreement for (i) general corporate purposes, including capital expenditures and working capital and (ii) the payment of legal fees and disbursements incurred in connection with the transactions contemplated by this Agreement.

                                     ARTICLE V

                                REGISTRATION RIGHTS

     5.1 RESTRICTIVE LEGEND. Any certificates representing the Notes, the Warrants and the Underlying Shares and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under other applicable securities laws):

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     5.2 CERTAIN DEFINITIONS. As used in this Article V, the following terms shall have the following respective meanings:

          "HOLDERS" shall mean the holders of Registrable Securities and the holders of the Notes or Warrants, with the Underlying Shares (and other securities issued in respect thereof and included in the definition of Registrable Securities) issuable upon conversion or exercise thereof being deemed outstanding in lieu thereof for purposes of this Article V.

          "REGISTRABLE SECURITIES" shall mean (i) the Underlying Shares and
(ii) any other securities issued in respect of the Underlying Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, provided, however, that shares of Common Stock which are Registrable Underlying Shares shall cease to be Registrable Underlying Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 9.6 of this Agreement is not entitled to the rights provided by Article V or at such time as the Holder of such shares may sell under Rule 144 under the Securities Act in a three-month period all Registrable Securities then held by such Holder.

          The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Sections 5.3 and 5.4 hereof, including, without limitation, all registration and filing fees (including with respect to filings required to be made with the National Association of Securities

Dealers, Inc. and the NASD Regulation, Inc.), printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), fees and disbursements of all independent certified public accountants (including the expenses of any special audits and "comfort" letters required by or incident to such performance), reasonable fees and disbursements for one counsel for all the selling Holders, fees and expenses incurred in connection with the listing of the securities on a securities exchange or quotation system, rating agency fees and the fees and expenses of any special experts, except for Selling Expenses.

          "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear or bearing a legend which is the same as or similar to the legend set forth in Section 5.1 hereof.

          "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          "UNDERWRITTEN OFFERING" shall mean the offering and sale of Registrable Securities in a registration pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with a placement agent or underwriter.

     5.3  REQUESTED REGISTRATION.

          (a) DEMAND REGISTRATION. Holders of a majority of the Registrable Securities may request registration of all or part of their Registrable Securities under the Securities Act. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities. The Company will include in such registration all Registrable Securities with respect to which it has received written requests for inclusion therein within twenty
(20) days after receipt of the Company's notice. Any registration effected by the Company under this Section 5.3 is referred to herein as the "Demand Registration." The Holders of Registrable Securities will be entitled to one
(1) Demand Registration.

          (b) UNDERWRITTEN OFFERING. If the Holders initiating the registration intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Holders to participate shall be conditioned on such Holders' participation in such underwriting.

          (c) COOPERATION BY THE COMPANY. The Company shall and shall cause its management to cooperate fully and to use its best efforts to effect the registration of Registrable Securities and the sale of Registrable Securities pursuant to a request for a Demand Registration as promptly as is practicable; provided, however, in the event that the Company reasonably determines, that it is not then eligible to use a registration statement on Form S-3 or other short form registration statement under the Securities Act, and the Company furnishes to the Holders a certificate of an executive officer of the Company stating that the Company has determined that such registration would have a Material Adverse Effect, then the Company's obligation to effect such registration shall be deferred for a period not to exceed ninety (90) days. Cooperation by the Company and its management shall include, but not be limited to, management's attendance and reasonable presentations in respect of the Company at a reasonable number of road shows with respect to the offering of Registrable Securities.

          (d) EXPENSES. The Company will pay all Registration Expenses for any Demand Registration. A registration will not count as a Demand Registration until it has become effective. A registration will count as a Demand Registration after it has become effective unless such registration statement has been withdrawn prior to the sale of all Registrable Securities covered thereby at the request of the Holders (other than as a result of (i) an action or omission to act by the Company which adversely affects the market for, or the price of, Registrable Securities or (ii) a material adverse change in the business, financial condition or prospects of the Company occurring after the effective date of the registration statement); provided, however, that in any event the Company will pay all Registration Expenses in connection with any registration so initiated; provided, further, however, that the holders of Registrable Securities may withdraw a registration without having it count as a Demand Registration only once in any twelve month period.

          (e) PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is an Underwritten Offering, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number which can be sold in such offering, the Company will include in such registration such number of shares, which in the opinion of such underwriters, may be sold, allocated among the Holders electing to participate pro rata in accordance with the amounts of securities requested to be so included by the respective Holders.

     5.4  PIGGYBACK REGISTRATIONS.

          (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration and contemplated disposition of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration so that such notice is received by each Holder at least fifteen (15) days before the anticipated filing date. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) calendar days after the receipt of the Company's notice; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this
Section 5.4 without obligation to any Holder.

          (b) PIGGYBACK EXPENSES. The Registration Expenses of the Holders of Registrable Securities in connection with a Piggyback Registration will be paid by the Company.

          (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the distribution of the Registrable Securities to be included in the Piggyback Registration concurrently with the securities being registered on behalf of the Company would materially adversely affect the distribution of such securities by the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell,
(ii) second, the holders of Registrable Securities who have requested registration and other holders of shares of Common Stock entitled, pursuant to agreements in effect on the date of this Agreement, to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company on an as if-converted basis; and (iii) third, any other securities requested to be included in such registration.

          (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration initiated by holders of the Company's securities other than the holders of the Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the distribution of the Registrable Securities in a Piggyback Registration concurrently with the securities being registered on behalf of holders of the Company's securities would materially adversely affect the distribution of such securities, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the holders of Registrable Securities who have requested registration and other holders of shares of Common Stock entitled, pursuant to agreements in effect on the date of this Agreement, to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company on an as if-converted basis, and (iii) third, any other securities requested to be included in such registration.

          (e) OTHER RESTRICTIONS. In connection with any registration under this Section 5.4 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company, the parties initiating the registration (if other than the Company) and the underwriters.

     5.5  HOLDBACK AGREEMENTS.

          (a) Each Holder of Registrable Securities which is a party to this Agreement agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing seven (7) days prior to and ending ninety (90) days after the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or with the consent of the managing underwriter). The commencement of such period shall be determined in good faith by the managing underwriter and advised to the Holders, provided that the executive officers and directors of the Company and each of the holders (with which any officer of director of the Company is affiliated) of five percent (5%) or more of the then outstanding shares of Common Stock on a fully diluted basis (including for this purpose all securities described on SCHEDULE 2.1(c), which are convertible into or exercisable for shares of Common Stock) shall have entered into similar agreements.

          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing seven (7) days prior to and ending thirty (30) days after the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which a Holder participates (except (A) as part of such underwritten registration, (B) with the consent of the managing underwriter of such underwritten registration or (C) pursuant to registrations on Form S-8 or any other similar form for employee benefit plans), and (ii) to use its reasonable best efforts to cause each officer or director of the Company or holder of greater than 5% of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities with which any officer or director of the Company is affiliated, to agree not to effect any public sale or distribution of any such securities during such period to the extent timely requested by the underwriters (except as part of such underwritten registration, if otherwise permitted, or with the consent of the managing underwriter). The commencement of such period shall be determined in good faith by the managing underwriter.

     5.6. REGISTRATION PROCEDURES. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Article V, the Company will promptly use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 5.6(k) hereof and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement;

          (c) furnish to each Holder of Registrable Securities covered by such registration such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Registrable Securities;

          (d) use its best efforts to register or qualify Registrable Securities covered by such registration under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders thereof to consummate the disposition in such jurisdictions of the Registrable Securities as requested by such Holders (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each Holder of Registrable Securities covered by such registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has, or should have, knowledge as a result of which the prospectus included in such registration statement (or any document incorporated therein by reference) contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus (or any document incorporated therein by reference) as soon as practicable thereafter so that such prospectus (or any document incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities covered by such registration to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

          (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration not later than the effective date of such registration statement or such other document;

          (h) enter into such customary agreements (including an underwriting agreement) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (i) make available for inspection by any Holder of Registrable Securities covered by such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement or such other document;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty five (45) days after the end of any twelve (12) month period (i) commencing at the end of any fiscal quarter in which an applicable registration statement covering Registrable Securities becomes effective and (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statements shall cover said twelve (12) month periods; and

          (k) keep each registration statement effective for one year from the date of its effectiveness or for such period in excess of one year as to which the Holders shall agree to pay all Registration Expenses in connection with keeping such registration statement effective.

          If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall immediately notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Securities. The Company shall be obligated to keep the Registration Statement effective for a period of additional days equal to the number of days during which the Holders were required to cease making offers pursuant to this paragraph.

     5.7. INDEMNIFICATION.

          (a) In the event of any registration of the Registrable Securities, the Company will indemnify each seller of Registrable Securities (a "Seller"), each Seller's officers, directors and partners, and each person controlling such Seller (within the meaning of the Securities Act and the rules and regulations thereunder), against all claims, losses, damages, liabilities (or actions in respect thereof) and expenses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered or, prospectus or preliminary prospectus contained in such registration statement or any amendment or supplement to such registration statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, any rule or regulation thereunder and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Seller, such Seller's officers, directors and partners, and each person controlling such Seller for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action or expense arises out of or is based on any untrue or alleged untrue statement or omission or alleged omission of material fact based upon written information furnished to the Company by or on behalf of such Seller and stated to be specifically for use therein.

          (b) Each Seller will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of the Company's directors and officers and each person who controls the Company (within the meaning of the Securities Act and the rules and regulations thereunder), each other Seller whose securities are included in such registration and each of such other Seller's officers, directors and partners and each person controlling such other Seller, against all claims, losses, damages and liabilities (or actions in respect thereof) and expenses arising out of or based on any untrue or alleged statement of a material fact contained in any such registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its officers and directors, each person controlling the Company, each other Seller, and such other Seller's officers, directors, partners and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue or alleged statement or omission or alleged omission is made in such registration statement, prospectus or preliminary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Seller and stated to be specifically for use therein.

          (c) Each party entitled to indemnification under this Section 5.7 (an "Indemnified Party") shall give notice to the party required to provide indemnification (an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at its own expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article X, except to the extent that the Indemnifying Party's ability to conduct such defense shall have been materially prejudiced by such failure. To the extent that, in the opinion of counsel to the Indemnified Party, a conflict of interest exists between an Indemnified Party and the Indemnifying Party such that representation of such

Indemnified Party by counsel for the Indemnifying Party would be inappropriate, then such Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party; provided that in no event shall the Indemnifying Party be required to pay the expense of more than one such separate counsel per jurisdiction. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of uch Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     5.8 INFORMATION BY HOLDERS. Each Seller of Registrable Securities included in any registration shall furnish to the Company such information regarding such Seller and the distribution proposed by such Seller as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article X.

     5.9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration, the Company agrees, so long as it is required to file reports with the SEC pursuant to the Exchange Act, to:

          (a) make and keep public information available as those terms are understood and defined and interpreted in and under Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (c) so long as the Purchasers own any Restricted Securities, furnish to such Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

                                     ARTICLE VI

                              SUBORDINATION; SENIORITY

     6.1 SENIOR INDEBTEDNESS. As used in this Article V, "Senior Indebtedness" shall mean the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of indebtedness of the Company for money borrowed from financial institutions or investors, whether any such indebtedness exists as of the date of this Agreement or shall hereafter be created, incurred, assumed or guaranteed, unless it is expressly stated in the instrument evidencing such bank indebtedness or in the agreement pursuant to which it is outstanding that such indebtedness is not Senior Indebtedness.

     6.2  SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

          (a) The Company agrees, and each holder of Notes by his acceptance thereof likewise agrees, that the payment of the principal of, premium, if any, and interest on the Notes (all of the foregoing, a "Payment or Distribution") is subordinated and junior in right of payment, to the extent and in the manner provided in this Article XI to the prior payment in full of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. A Payment or Distribution shall include any asset of any kind or character, and may consist of cash, securities or other property, by set-off or otherwise, and shall include, without limitation, any purchase, redemption or other acquisition of the Notes or other making of any deposit of funds or securities pursuant to this Agreement.

          (b) The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefit of these subordination provisions irrespective of any amendment, modification or waiver or any term of any instrument relating to refinancing of the Senior Indebtedness.

          (c) All the provisions of this Agreement and the Notes shall be subject to the provisions of this Article XI so far as they may be applicable thereto.

          (d) In the event that the Notes are declared due and payable before their expressed maturity because of the occurrence of an Event of Default (as defined in the Notes) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness.

     6.3 COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES.

          (a) No Payment or Distribution shall be made by the Company on account of the Notes, whether upon stated maturity, upon prepayment or acceleration, or otherwise, or on account of the purchase, redemption or other acquisition of Notes, whether upon stated maturity, prepayment, acceleration, or otherwise, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the acceleration thereof or with respect to the payment of any Senior Indebtedness and (i) such default is the subject of a judicial proceeding or (ii) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Senior Indebtedness, unless and until the Company shall have received written notice from such holder or holders that such default or event of default shall have been cured or waived or shall have ceased to exist.

          (b) Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof in cash provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the Notes; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this

Article upon the Senior Indebtedness and the holders thereof with respect to the Notes or the holders thereof, by a lawful plan or reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such Payment or Distribution directly to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Payment or Distribution is made to the Holders of the Notes.

          (c) In the event that, notwithstanding the foregoing, any Payment or Distribution by the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the holders of the Notes before all Senior Indebtedness is paid in full, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter be made known to such holders, then and in such event such Payment or Distribution shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by any holder of a Note as the property of the holders of Senior Indebtedness.

          (d) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the obligations of the holders of the Notes hereunder to the holders of Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company and any other person.

     6.4  SUBROGATION OF NOTES.

          (a) Subject to the payment in full of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all Senior Indebtedness at the time outstanding, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive Payments or Distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Senior Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Payments or Distributions to the holders of Senior Indebtedness to which the holders of the Notes would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior

Indebtedness by holders of the Notes, shall, as between the Company, the Company's creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          (b) Nothing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to make the Payment or Distribution on account of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          (c) Upon any payment or distribution of assets of the Company referred to in this Article, the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     6.5 NOTICES. The Company shall give prompt written notice to the holders of the Notes of any facts known to it which would prohibit the making of any payment of moneys to holders in respect of the Notes pursuant to the provisions of this Article.

     6.6 NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the holder of any of the Notes or by any act, or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company or the holder of any of the Notes with the terms, provisions and covenants of this Agreement or the Notes, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     6.7 ARTICLE VI NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of (premium, if any) or interest on the Notes by reason of any provision in this Article VI shall not be construed as preventing the occurrence of an Event of Default.

                                    ARTICLE VII

                        CONVERSION OF THE CONVERTIBLE NOTES

     7.1 CERTAIN DEFINITIONS. For purposes of this Article VII, the following terms shall have the meanings set forth in this Section 7.1.

          AFFILIATE means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

          BUSINESS DAY means a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

          CONVERSION SHARES means the Underlying Shares issuable upon conversion of the Notes.

          PUBLIC OFFERING PRICE shall mean the per share offering price of approximately 10,000,000 shares of Common Stock offered pursuant to the registration statement on Form S-3 (File No. 333-76343) filed with the Commission on April 15, 1999.

     7.2 RIGHT OF CONVERSION; CONVERSION PRICE. Any holder of Notes shall have the right, at its option, at any time to convert, subject to the terms and provisions of this Article VII, such Notes into shares of Common Stock upon surrender of the Notes to be so converted, accompanied by written notice of conversion duly executed, to the Company at any time prior to 5:00 p.m. on the Business Day next prior to the stated maturity of the Notes or, in the case of Notes called for redemption, next prior to the date fixed for redemption thereof;, and, if so required by the Company, duly endorsed to the Company or in blank or accompanied by proper instruments of transfer to the Company or in blank. The Notes shall be convertible at a conversion price that shall be equal to the lesser of (i) $2.00 per share of Common Stock, or (ii) the Public Offering Price, or in case an adjustment of such price has taken place pursuant to the provisions of this Article VII, the price as last adjusted, (such price or adjusted price being referred to herein as the "Conversion Price"). The number of shares of Common Stock issuable upon such conversion shall be equal to
(a) the aggregate principal amount of the Note to be converted, divided by (b) the Conversion Price. Whenever the Conversion Price in effect shall be adjusted pursuant to this Article VII, the Company shall promptly provide to each holder of Notes a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price, which notice shall be signed on behalf of the Company by the President and the Chief Financial Officer of the Company and shall set forth in reasonable detail a calculation to the nearest cent of the Conversion Price, the method of calculation and the facts requiring such adjustment.

     7.3 ISSUANCE OF SHARES ON CONVERSION. The Company will as soon as practicable after the surrender, as herein provided, deliver to the holder or to its nominee or nominees, certificates for the number of full shares of Common Stock to which it shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided, if not evenly convertible, and, if less than the entire principal amount of the Note is converted, a new Note for the principal amount not so converted, dated as of the last preceding date to which interest shall have been paid. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Note and at the Conversion Price in effect at the date of such surrender; and the person or persons entitled to receive the Common Stock deliverable upon conversion of the Note shall be treated for all purposes as the record holder or holders of such Common Stock on such date.
The Company shall not be required to convert the Note or any portion thereof while the stock transfer books of the Company are closed for any purpose; but the surrender of the Note for conversion during any period while such books are so closed shall become effective for conversion immediately upon reopening of such books, as if the conversion had been made on the date the Note were surrendered, and at the Conversion Price in effect at the date of such surrender. If at the time of the conversion of any Notes, a registration statement is not in effect to register under the Securities Act the Conversion Shares, the Company may require the holder of such Notes to make investment intent representations, and may place such legends on certificates representing the Conversion Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Conversion Shares to be issued without such registration.

     7.4  ADJUSTMENT OF CONVERSION PRICE.

          (a) If at any time prior to the expiration, redemption or full conversion of the Notes, the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (other than cash dividends or distributions out of earnings); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; or
(iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the holder of such Notes shall be entitled to receive the aggregate number and kind of shares which, if such Notes had been converted in full immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this Section 7.4(a) shall occur.

          (b) In case the Company shall hereafter fix a record date for making a distribution to the holders of Common Stock of assets or evidences of its indebtedness (excluding cash dividends or distributions out of earnings and dividends or distributions referred to in paragraph (a) of this Section 7.4) or Common Stock subscription rights, options or warrants for Common Stock or securities convertible or exercisable for shares of Common Stock ("COMMON STOCK EQUIVALENTS"), then in each such case the Conversion Price in effect after such record date shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by the current market price per share of Common Stock (as defined in paragraph (d) of this Section 7.4), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such Common Stock subscription rights, option and warrants or of such Common Stock Equivalents, and the denominator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by such current market price per share of Common Stock.

Such adjustment shall be made successively whenever the record date for such a distribution is fixed and shall become effective immediately after such record date.

          (c) For the purpose of any computation under this Section 7.4, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing price for 30 consecutive Business Days commencing 45 Business Days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors.

          (d) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 7.4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 7.4 to the contrary, the Conversion Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

          (e) In the event that at any time, as a result of any adjustment made pursuant to paragraph (a) of this Section 7.4, the holder of the Notes thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of the Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) to (d), inclusive, of this Section 7.4.

     7.5 NOTICE OF ADJUSTMENT . Whenever the number of Conversion Shares or the Conversion Price is adjusted as herein provided, the Company shall prepare and deliver to the holder of Notes a certificate signed by its President, any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares issuable upon the conversion of the Notes held by such holder and the Conversion Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

     7.6 NOTICE OF ADJUSTMENT FOR DIVIDENDS. No payment or adjustment to the Conversion Price in respect of interest or dividends on the shares of Common Stock shall be made upon the conversion of any of the Notes.

     7.7 PRESERVATION OF CONVERSION RIGHTS IN CERTAIN TRANSACTIONS. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company agrees that a condition of such transaction will be that the Company or such successor or purchasing corporation, as the case may be, shall execute with the holder of any Notes an agreement granting such holder the right thereafter to receive upon conversion of Notes the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Notes been converted immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article VII. The provisions of this Section
7.7 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

     7.8 FORM OF NOTES AFTER ADJUSTMENT The form of Note need not be changed because of any adjustments in the Conversion Price or the number or kind of the Conversion Shares, and Notes theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Notes as initially issued.


                                    ARTICLE VIII

                                     REDEMPTION

     8.1 CURRENT MARKET PRICE. As used in this Article VIII, "CURRENT MARKET PRICE" shall mean: The average of the daily closing price per share of Common Stock for 30 consecutive Business Days commencing 45 Business Days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors.

     8.2 REDEMPTION OF NOTES. In the event that (i) during the first year following the issuance of the Notes the Current Market Price is at least $5.00 per share for more than twenty consecutive Business Days, subject to adjustment for stock splits, stock dividends, combinations and other similar recapitalizations, (ii) during the second year following the issuance of the Notes the Current Market Price is at least $8.00 per share for more than twenty consecutive Business Days, subject to adjustment for stock splits, stock dividends, combinations and other similar recapitalizations, or (iii) during the third year following the issuance of the Notes the Current Market Price is at least $10.00 per share for more than twenty consecutive Business Days, subject to adjustment for stock splits, stock dividends, combinations and other similar recapitalizations, then the Company may, at its option, prior to maturity, redeem the Notes, in whole or in part without premium or penalty, at a price equal to the principal amount thereof plus accrued interest thereon to the date fixed for redemption. Any redemption payments made pursuant to this Section 8.1 shall be applied first to the payment of accrued but unpaid interest on the principal amount of the Notes to be redeemed and thereafter to the principal amount to be redeemed. Any redemption payments of Notes shall be made to the holders thereof in proportion to the respective principal amounts of Notes outstanding held by them.

     8.3 NOTICE OF REDEMPTION OF NOTES. The Company shall give notice of redemption, signed on behalf of the Company by its President and by its Treasurer or an Assistant Treasurer to the holders of the Notes not less than 30 nor more than 60 days prior to the date upon which the redemption is to be made pursuant to Section 8.1 (the "REDEMPTION NOTICE"), specifying (i) the accrued and unpaid interest on each Note (to and including the date upon which the redemption is to be made), (ii) the aggregate principal amount of each Note to be redeemed and (iii) the date of such redemption. The Redemption Notice having been so given, the aggregate principal amount of the Notes so specified in such Redemption Notice, and all accrued and unpaid interest hereon, shall be come due and payable on the specified redemption date.

     8.4 EFFECT OF REDEMPTION. On or prior to the redemption date, each holder of Notes to be redeemed shall surrender such Notes to the Company, in the manner and at the place designated in the Redemption Notice, as the case may be, and thereupon the outstanding principal and accrued interest on such Notes shall be payable to the order of the person whose name appears on such Notes as the owner thereof and each surrendered Note shall be canceled. In the event less than all the principal on any Note is redeemed, a new Note shall be issued reflecting the unpaid principal thereon. From and after the redemption date, unless there shall have been a default in the payment of the redemption price, all rights of the holders of the Notes designated for redemption as holders of Notes of the Company (except the right to receive the redemption price without interest) shall cease with respect to such Notes, and such Notes shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

                                     ARTICLE IX

                                   MISCELLANEOUS

     9.1 FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities pursuant to the Transaction Documents.

     9.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto and the Notes and Warrants, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     9.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be as set forth below each parties' name on SCHEDULE 1. Copies of notices to the Company shall be sent to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attn: Mel Epstein, Esq., fax: (212) 806-6006, or such other address as may be designated in writing hereafter, in the same manner, by such person

     9.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

     9.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     9.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any assignee must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor.

     9.7 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein.

     9.9 SURVIVAL. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Securities pursuant to this Agreement and the Closing hereunder and any conversion of the Notes or exercise of the Warrants.

     9.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     9.11 PUBLICITY. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other Party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent unless otherwise required by law, in which case the Company shall inform such Purchaser of such disclosure in writing prior to making such disclosure.

     9.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     9.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement, the Notes and the Warrants. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     9.14 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, the Notes or the Warrants, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                     ALLIANCE PHARMACEUTICAL CORP.

                                     By:
                                         --------------------------------------
                                     Name:   Theodore D. Roth
                                     Title:  President and Chief Operating
                                              Officer

                                     HARRIS & HARRIS GROUP, INC.

                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------




                                     ------------------------------------------
                                     STEPHEN M. McGRATH




                                     ------------------------------------------
                                     JAN A. DEKKER

                                     SCHEDULE I

COMPANY:

ALLIANCE PHARMACEUTICAL CORP.
3040 Science Park Road
San Diego, CA  92121
Attn:  Theodore D. Roth
Fax:  (619) 558-5306

PURCHASERS:

                                                                      NUMBER AND
       NAME AND ADDRESS          PRINCIPAL AMOUNT OF NOTES          PURCHASE PRICE OF            TOTAL
         OF PURCHASER                    PURCHASED                  WARRANTS PURCHASED       PURCHASE PRICE
       ----------------          -------------------------          ------------------       --------------
Harris & Harris Group, Inc.              $1,200,000                       200,000             $1,202,000.00
One Rockefeller Center
Suit 1430
New York, NY  10020

Jan A. Dekker                             $ 400,000                        66,667              $ 400,666.67
KPMG Meijburg & Co.
Burgemeester
    Rijnderslaan 10
1185 MC Amstelveen
PO Box 74600
1070 DE Amsterdam
Netherlands

Stephen M. McGrath                        $ 200,000                        33,333              $ 200,333.33
39 Talbot Court
Short Hills, NJ  07078


                                                                       EXHIBIT A

                                      FORM OF
                 6% CONVERTIBLE SUBORDINATED NOTE DUE MAY __, 2002

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

__________                                                         May ___, 1999

     FOR VALUE RECEIVED, ALLIANCE PHARMACEUTICAL CORP., a New York corporation (the "Company"), hereby promises to pay to the order of [_______________], or registered assigns (the "holder"), at such place as the holder may designate in writing, in lawful money of the United States of America, the principal sum of _______________________ ________ dollars ($_________) on May ___, 2002, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of 6% per annum in the manner provided below.

     Payments of principal and interest shall be made to the registered holder hereof in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the office of the Company at 3040 Science Park Road, San Diego, California, 92121, subject to the right of the registered holder hereof under the Purchase Agreement referred to below to receive direct payment in immediately available funds.

     The principal amount of this Note shall be due and payable on May ___, 2002. Accrued interest shall be paid by the Company semiannually on June 1 and December 1 of each year, commencing on December 1, 1999 until paid in full.

     If any amounts under this Note become due and payable on a day that banks in the State of New York are not open for business, such amounts shall be paid on the next succeeding day that such banks shall be open for business.

     This Note has been issued pursuant to, and is one of a series of convertible subordinated notes (the "Notes") in the aggregate principal amount of $1,800,000 that were issued pursuant to, and are subject to all of the provisions of, the Securities Purchase Agreement dated as of May __, 1999 between the Company and the Purchasers named therein (the "Purchase Agreement"). Capitalized terms herein are used as defined in the Purchase Agreement unless otherwise defined herein.

     The holder of this Note shall have the right, at its option, at any time and from time to time, to convert, any or all of the then outstanding principal amount of this Note into fully paid and non-assessable shares of the Company's common stock, $.001 par value per share, in accordance with the terms and provisions of Article VII of the Purchase Agreement.

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Note: (i) the failure to pay principal of or interest on this Note within 15 days of the due date; (ii) the breach by the Company in any material respect of any warranty or representation made by it in the Purchase Agreement or any certificate delivered pursuant thereto; (iii) the breach by the Company of any covenant on its part to be performed under this Note (other than as set forth in clause (i) of this paragraph) or the Purchase Agreement and the continuance of such breach for a period of thirty days after notice thereof from the holders of at least a majority of outstanding principal amount of the Notes, (iv) a proceeding being filed or commenced against the Company for dissolution or liquidation, or the Company voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; or
(v) insolvency of, the appointment of a custodian, trustee, liquidator or receiver for any of the property of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by or against the Company.

     Upon the occurrence and during the continuance of an Event of Default, the holder of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding may at its option by notice in writing to Company declare this Note to be, and this Note shall become, due and payable; provided, however, that upon the occurrence of an Event of Default specified in clauses (iii) or (iv) above, this Note shall automatically become due and payable, without notice or demand. If an Event of Default occurs, the Company agrees to pay to the holder all expenses incurred by the holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

     Failure of or delay by the holder hereof to assert any right contained herein will not be deemed to be a waiver thereof. The holder of this Note may not waive any of his rights, except by an instrument in writing signed by the holder.

     This Note is a general unsecured obligation of the Company and is subordinated to all Senior Indebtedness in accordance with Article VI of the Purchase Agreement.

     This Note may be amended and the provisions hereof may be waived only in accordance with Article VII of the Purchase Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, Alliance Pharmaceutical Corp. has executed and delivered this Note as of the date first stated above.

                                   ALLIANCE PHARMACEUTICAL CORP.

                                   ------------------------------------------
                                   By:
                                   Title:

                                                                      EXHIBIT B

     NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M. NEW YORK TIME, ON ________________________ OR UPON EARLIER EXPIRATION PURSUANT TO ARTICLE VIII HEREIN.

                            FORM OF WARRANT TO PURCHASE

                                **_________ SHARES**


                                WARRANT TO PURCHASE

                                    COMMON STOCK

                          OF ALLIANCE PHARMACEUTICAL CORP.

      This certifies that, for good and valuable consideration received, __________________ and its registered, permitted assigns (collectively, the "Warrantholder"), are entitled to purchase from Alliance Pharmaceutical Corp., a corporation incorporated under the laws of New York (the "Company"), subject to the terms and conditions hereof, at any time on or after ______________ and before 5:00 P.M., New York time, on May ___, 2004, (or, if such day is not a Business Day, as defined herein, at or before 5:00 P.M., New York time, on the next following Business Day), the number of fully paid and nonassessable shares of Common Stock (par value $.01) of the Company (the "Common Stock") stated above at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in
Article III hereof.

                                     ARTICLE I

     SECTION 1.01: DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

          (a) BUSINESS DAY: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

          (b) COMMON STOCK: Common Stock, $.01 par value per share, of the Company.

          (c) COMMON STOCK EQUIVALENTS: Securities that are convertible into or exercisable for shares of Common Stock.

          (d) CURRENT MARKET PRICE: The average of the daily closing price per share of Common Stock for 30 consecutive Business Days commencing 45 Business Days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors.

          (e)  EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

          (f) EXERCISE PRICE: The lesser of (i) $2.50 per Warrant Share, as such price may be adjusted from time to time pursuant to the provisions of
Article III hereof or (ii) the Public Offering Price.

          (g) EXPIRATION DATE: 5:00 P.M., New York time, on _________________, or such earlier date of expiration as may occur pursuant to Article VII herein.

          (h)  NASD:  National Association of Securities Dealers, Inc.

          (i) PERSON: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (j) REDEMPTION DATE: The date specified for redemption of the Warrants pursuant to Section 7.02 herein.

          (k)  REDEMPTION PRICE:  $0.01 per Warrant Share.

          (l) SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          (m)  SECURITIES ACT:  The Securities Act of 1933, as amended.

          (n) WARRANTS: This Warrant and all other warrants that may be issued in its place (together evidencing the right to purchase an aggregate of ___________________ (________) shares of Common Stock, subject to adjustment from time to time in accordance with Article III).

          (o) WARRANTHOLDER: The person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

          (p) WARRANT SHARES: Common Stock purchasable upon exercise of the Warrants.

                                     ARTICLE II

                          DURATION AND EXERCISE OF WARRANT

     SECTION 2.01: DURATION OF WARRANT. Subject to the terms contained herein, this Warrant may be exercised at any time before 5:00 P.M. New York time, on the Expiration Date (or, if such day is not a Business Day, at or before 5:00 P.M. New York time, on the next following Business Day). If this Warrant is not exercised at or before 5:00 P.M., New York time, on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

     SECTION 2.02: EXERCISE OF WARRANT. (a) The Warrantholder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Subscription Form hereon duly executed, to the Company at its corporate office in San Diego, California, together with the full Exercise Price for each share of Common Stock to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States Dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

          (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such investment intent representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

          (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company will execute a new warrant certificate in the form of this Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new warrant certificate to the Warrantholder.

          (d) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares. The Company shall not, however, be required to pay any tax imposed on income or gross receipts or any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of Warrant Shares in a name other than that of the Warrantholder at the time of surrender and, until the payment of such tax, shall not be required to issue such Warrant Shares.

                                    ARTICLE III

                        ADJUSTMENT OF SHARES OF COMMON STOCK

                         PURCHASABLE AND OF EXERCISE PRICE

The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

     SECTION 3.01: MECHANICAL ADJUSTMENTS. (a) If at any time prior to the full exercise of this Warrant, the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (other than cash dividends or distributions out of earnings); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; or
(iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this paragraph 3.01(a) shall occur.

          (b) In case the Company shall hereafter fix a record date for making a distribution to the holders of Common Stock of assets or evidences of its indebtedness (excluding cash dividends or distributions out of earnings and dividends or distributions referred to in paragraph (a) of this Section 3.01) or Common Stock subscription rights, options or warrants for Common Stock or Common Stock Equivalents, then in each such case the Exercise Price in effect after such record date shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by the Current Market Price, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such Common Stock subscription rights, option and warrants or of such Common Stock Equivalents, and the denominator of which shall be the total number of shares of Common Stock outstanding at such time multiplied by such Current Market Price. Such adjustment shall be made successively whenever the record date for such a distribution is fixed and shall become effective immediately after such record date.

          (c) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraphs (a) or (b) of this Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares then issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price as adjusted.

          (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

          (e) In the event that at any time, as a result of any adjustment made pursuant to paragraph (a) of this Section 3.01, the Warrantholder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) to (e), inclusive, of this Section 3.01.

     SECTION 3.02: NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by its President, any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

     SECTION 3.03: NO ADJUSTMENT FOR DIVIDENDS. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     SECTION 3.04: PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company agrees that a condition of such transaction will be that the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
III. The provisions of this Section 3.04 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

     SECTION 3.05: FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant as initially issued.

                                     ARTICLE IV

                OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

     SECTION 4.01: NO RIGHTS AS SHAREHOLDERS; NOTICE TO WARRANTHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If, however, at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or Common Stock Equivalents or any right to subscribe thereto; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed;

          then, in any one or more of said events, the Company shall give notice of such event to the Warrantholder. Such giving of notice shall be initiated (i) at least 25 days prior to the date fixed as a record date or the date of closing the Company's Stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

     SECTION 4.02: LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this warrant certificate is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant certificate of like denomination and tenor as, and in substitution for this Warrant.

     SECTION 4.03: RESERVATION OF SHARES. (a) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

          (b) The Company covenants that all shares of Common Stock issued on exercise of this Warrant will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

     SECTION 4.04: NO FRACTIONAL SHARES. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the number of whole shares purchasable upon exercise of this Warrant. The Company shall be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

                                     ARTICLE V

                             TREATMENT OF WARRANTHOLDER

     SECTION 5.01. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

                                     ARTICLE VI

                               TRANSFER RESTRICTIONS

     SECTION 6.01: SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. This Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of shares of Common Stock. If the Warrantholder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination, or exchange, the Company shall execute and deliver to the Person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

                                    ARTICLE VII

                                   OTHER MATTERS

     SECTION 7.01: EXPENSES OF TRANSFER. The Company will from time to time promptly pay, subject to the provisions of Section 6.01 and paragraph (d) of
Section 2.02, all taxes and charges that may be imposed upon the Company in respect to the issuance or delivery of Warrant Shares upon the exercise of this Warrant by the Warrantholder.

     SECTION 7.02: SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant by or for the benefit of any party hereto shall bind and inure to the benefit of its permitted successors and assigns hereunder.

     SECTION 7.03: AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Warrants (assuming, for purposes of calculating such consent, that all Warrantholders have exercised the Warrants at the time such consent is sought). Warrantholders shall be bound by any consent authorized by this Section whether or not certificates representing such Warrants have been marked to indicate such consent.

     SECTION 7.04: GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7.05: SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     SECTION 7.06: INTEGRATION/ENTIRE AGREEMENT. This Warrant is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to this Warrant. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 7.07: NOTICES. Notices or demand pursuant to this Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent (i) by recognized international courier such as Federal Express or DHL or (ii) by first class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

                      Alliance Pharmaceutical Corp.
                      3040 Science Park Road
                      San Diego, CA 92121
                      Attn: President

                      With a Copy to:
                      Stroock & Stroock & Lavan LLP
                      180 Maiden Lane
                      New York, NY 10038-4982
                      Attn: Melvin Epstein, Esq.

     Any action or demand authorized by this Warrant to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent
(i) by recognized international courier such as Federal Express or DHL or (ii) by first class mail, postage prepaid, to the Warrantholder, at his last known address as it shall appear on the books of the Company.

     SECTION 7.08: HEADINGS. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the ____ day of ___________.


                                   ALLIANCE PHARMACEUTICAL CORP.

                                   By:
                                      ---------------------------------------
                                      Theodore D. Roth
                                      President and Chief Operating Officer

FORM OF ASSIGNMENT

(To be Signed Only Upon Assignment)



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________ the right to purchase _____________ shares of common stock evidenced by the within Warrant, and appoints ________________________________________________________
to transfer same on the books of Alliance Pharmaceutical Corp. with full power of substitution in the premises.

Dated:  _____________________, 19___

                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to the name of Warrantholder as
                                         specified on the face of the Warrant,
                                         without alteration, enlargement or any
                                         change whatsoever, and the signature
                                         must be guaranteed in the usual manner)


Signature Guaranteed:

--------------------------------

SUBSCRIPTION FORM

To Be Executed By The Warrantholder If He Desires

To Exercise The Warrant In Whole Or In Part:


To:

     The undersigned,                                                         ,
                     ---------------------------------------------------------

                                    (Name of Warrantholder)

                                    (                                         )
                                     -----------------------------------------
                                    (Please insert Social Security or other
                                    identifying number of subscriber )


hereby irrevocably elects or exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ____________ shares of Common Stock provided for therein and tenders payment herewith to the order of Alliance Pharmaceutical Corp. in the amount $__________. The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:
             ------------------------------------------------------------------

Address:
             ------------------------------------------------------------------

Deliver to:
             ------------------------------------------------------------------

Address:
             ------------------------------------------------------------------

and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address states below:


Address:
             ------------------------------------------------------------------

Date:
             ---------------------

                                        Signature:
                                                   -----------------------------

                                        Note: The signature of this Subscription must correspond with the name as written upon the face of this Warrant in every particular, without alternation or enlargement or any change whatsoever.

                                                            SCHEDULE 2.1(C)

                  CAPITALIZATION; RIGHTS TO ACQUIRE CAPITAL STOCK

A.    Authorized Capital Stock

      Authorized Common Stock, $.01 par value                        75,000,000

      Authorized Preferred Stock, $.01 par value                      5,000,000
               1.5 million shares of Series A Preferred Stock
               500,000 shares of Series D Preferred Stock
               100,000 shares of Series E-1 Preferred Stock

      Outstanding Securities as of May 10, 1999

               Common Stock                                          33,242,830

               Series D Preferred Stock                                 500,000

               Series E-1 Preferred Stock                                52,163

               Outstanding Options                                    5,305,910

               Outstanding Warrants                                     565,523

B.   RIGHTS TO ACQUIRE CAPITAL STOCK

1. Pursuant to Section 7.1 of a preferred stock purchase agreement, the holder of all 500,000 shares of Series D Preferred Stock, Schering Berlin Venture Corp. ("SBVC"), has the right to acquire additional shares of Common Stock if the Company issues (an "Issuance") additional shares of Common Stock in a public or private offering (including upon the conversion of warrants of other convertible securities). The purchase price is to be equal to the price per share of Common Stock paid in such Issuance. The number of shares SBVC may purchase is equal to 1.59% of the Common Stock issued in the Issuance.

2. In November 1996, the Company acquired MDV Technologies, Inc. ("MDV") by a merger (the "MDV Merger") of a wholly owned subsidiary of the Company into MDV. The Company may pay up to $20 million to former shareholders of MDV if advanced clinical development or licensing milestones are achieved in connection with MDV's technology. The Company will also make certain royalty payments on the sales of products, if any, developed from such technology. The Company may buy out its royalty obligation for $10 million at any time prior to the first anniversary of the approval by U.S. regulatory authorities of any products based upon the MDV technology (the amount increasing thereafter over time). All of such payments to the former MDV shareholders may be made in cash or, at the Company's option, shares of the Company's common stock, except for the royalty obligations which will be payable only in cash. The Company has not determined whether subsequent payments (other than royalties) will be made in cash or in common stock.

3. The Company is in the process of selling up to 12 million shares and will grant the placement agent a warrant to purchase up to 10% of the shares sold in the offering.

4. The Company has recently issued a warrant for 180,000 shares to an affiliate of the bank which has an outstanding loan to the Company.

                                                                SCHEDULE 2.1(E)

                          CONSENTS AND APPROVALS

The Company is required to obtain the approval of its bank before taking on additional indebtedness, which approval has been obtained.

                                                                SCHEDULE 2.1(F)

                              LITIGATION; PROCEEDINGS

The Company is engaged in an arbitration with its former partner, Hoechst Marion Roussel, which is described in the SEC Documents filed by the Company.

                                                                 SCHEDULE 2.1(G)

                              NO DEFAULT OR VIOLATION

The Company is in default of its loan with the bank, however, the bank has agreed to waive the default if the Company raises $18 million in capital by June 15, 1999, restructures the loan payments and gives the bank a lien in the Company's intellectual property.

                                                                 SCHEDULE 2.1(O)

                    REGISTRATION RIGHTS, RIGHTS OF PARTICIPATION

1. The holders of outstanding warrants for 337,220 shares of Common Stock issuable at prices ranging from $6.67 to $20 per share have demand and/or piggyback registration rights. The Company is required to give notice to the holders of such outstanding warrants of registration with the Securities and Exchange Commission of the shares of common stock sold hereby (and to offer the opportunity to register common stock upon exercise of the warrants with respect to warrants with piggyback registration rights).

2. Hoechst Marion Roussel, Inc. ("HMRI") received 345,327 shares of common stock upon conversion in June 1997 of preferred stock of Alliance. HMRI has demand registration rights for such shares.

3. SBVC owns 500,000 shares of Series D Preferred Stock which converts into a number of shares of Common Stock, such number to be determined by a formula. The Company has an obligation to register the Common Stock to be received upon conversion and other shares of Common Stock received by SBVC pursuant to a right to participate in Issuances (see Schedule 4.6(B)(1)) or Common Stock issued pursuant to stock dividends, stock splits or similar distributions.

4. In connection with the acquisition of a subsidiary, MDV Technologies, Inc., the Company registered the estimated number of shares to potentially be received by the former MDV shareholders. Under certain circumstances the Company could be required to issue and register additional shares of Common Stock which would be required to be registered.

5.   The Company is in the process of registering 12 million shares

6. The Company has demand and piggyback registration obligations on the bank's conversion shares and the placement agent's conversion shares discussed in
     Schedule 2.1(c), Section B(3) and (4).

                                                                 SCHEDULE 2.1(P)

                                       TITLE

All California facilities are leased.

In connection with the purchase of the Otisville, New York facility in 1983, the Company entered into a land use agreement with the New York City Development Corporation, the provisions of which require the Company to care for retired police horses. The provisions are "covenants running with the land" binding upon the Company and subsequent owners.

The Company has a line of credit for up to $1.5 million with Wells Fargo Bank. The loan is secured by certain cash and securities accounts.

In June 1998, Imperial Bank entered into a credit agreement providing for a loan of up to $15 million to the Company. As security for the loan the Company granted a security interest in all then existing or thereafter acquired personal property of the Company, excluding certain specific equipment and all intangible assets (including intellectual property, patents and patent applications). On May 17, 1999, the Company granted the bank a security interest on its trademarks, patents, trade secrets and license agreements and proceeds thereof. A subsidiary has agreed to give a similar security interest in its assets.